EXHIBIT 4.2

                               RTIN HOLDINGS, INC.
                              (a Texas corporation)


                           SUBSCRIPTION AND INVESTMENT
                            REPRESENTATION AGREEMENT


RTIN Holdings, Inc.
3218 Page Rd.
Longview, TX 76506

Gentlemen:

                                    SECTION 1

1.1 Subscription. The undersigned hereby subscribes for and agrees to purchase the number of units set forth on the signature page, each unit to consist of eight (8) shares of the Common Stock, $.01 par value per share (the "Common Stock"), of the Company; five (5) Series A 2003 Warrants (the "Series A Warrants"); five (5) Series B 2003 Warrants (the "Series B Warrants"), and twenty-five (25) Series C 2003 Warrants (the "Series C Warrants" and together with the Series A Warrants and the Series B Warrants, the "Warrants" and together with the Common Stock, the "Securities") of RTIN Holdings, Inc., a Texas corporation (the "Company"), for the amount indicated on the signature page hereof ("Purchase Payment"), on the terms and conditions described herein in connection with the offering (the "Offering") of the Securities. This letter agreement shall be referred to herein as the "Subscription Agreement". In connection with this subscription and intending that the Company rely thereon, the undersigned also tenders herewith a completed and executed Investor Suitability Questionnaire in the form attached hereto as Exhibit A.

1.2 Acceptance or Rejection of Subscription. The undersigned understands and agrees that the Company reserves the right to reject his subscription for the Securities, in whole or in part, if in its judgment, the Company deems such action is in the best interests of the Company.

The undersigned understands and agrees that the Purchase Payment will be will be paid to the Company simultaneously with the delivery of this subscription in exchange for the issuance of Securities. The undersigned will not be entitled to the return of any part of the Purchase Payment after the issuance of the Securities.

1.3 Escrow Agreement. Simultaneously with the execution of this Subscription Agreement, the parties shall enter an escrow agreement in the form attached as Exhibit B hereto (the "Subscription Escrow Agreement") and shall (a) deliver a copy of this Subscription Agreement and the Subscription Agreement to Harbour, Smith, Harris & Merritt, PC (the "Escrow Agent"), (b) the undersigned shall deliver to the Escrow Agent the Purchase Amount in immediately available funds, and (c) the Company shall deliver to the Escrow Agent one or more duly authorized, issued and executed certificates in the name of the undersigned, or if the Company otherwise has been notified, in the name of the undersigned's nominees, representing the Shares and one or more duly authorized, issued and executed certificates in the name of the undersigned, or if the Company otherwise has been notified, in the name of the undersigned's nominees, representing the Warrants.

                                    SECTION 2

2.1  Investor   Representations   and   Warranties.   The   undersigned   hereby
acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a) The undersigned is acquiring the Securities for this own account, for investment purposes only, and not with a view to the resale, distribution or fractionalization thereof, in whole or in part, and no other person has or is intended to have a direct or indirect beneficial interest in the Securities.

(b) The undersigned acknowledges his understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of
         Section 4(2) of the Act. In furtherance thereof, the undersigned represents and warrants to and agrees with the Company and the Company as follows:

         (i) The undersigned has the financial ability to bear the economic risk of his investment in the Company (including its possible total loss of the Purchase Amount), has adequate means of providing for his current needs and personal contingencies and has no need for liquidity with respect to the investment in the Company.

         (ii) No one has acted as his purchaser representative in connection with evaluating the merits and risks of an investment in the Company in general and the suitability of the investment for the undersigned in particular.

         (iii) The undersigned has such knowledge and experience in business and financial matters as to be capable of evaluating the risks of an investment in the Securities and has obtained, in his judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Securities.

         (iv) The undersigned hereby reconfirms as representations and warranties, as though fully set forth herein, each of the statements and answers of the undersigned set forth in his Investor Suitability Questionnaire (Exhibit "A").

         (v) The undersigned is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in a newspaper, magazine or similar media, or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a purchase by a person not previously known to the undersigned in connection with investments in securities generally. No person will be paid any compensation by the undersigned (whether as a broker, salesperson, Purchaser Representative, or in any other capacity) in connection with the undersigned's purchase of Securities.

(c)      The undersigned:

         (i) has been furnished a copy of or been given an opportunity to review the following documents (the "Company Documents"):

         (a)      Articles of Organization; (b) Bylaw;
         (c)      Annual  Report on Form 10-KSB for the year ended  December 31,
                  2001;
         (d) Quarterly Reports on Form 10-QSB for the periods ended March 31, 2002, June 30, 2002, and September 30, 2002;
         (e) Current Reports on Form 8-K filed since December 31, 2001 (f) Annual Report on Form 10-KSB for the year ended December 31, 2002.

         (ii) has had the opportunity to obtain any additional information relating to the Offering and the Company Documents, and such other documentation or information regarding the company that he has requested, and is satisfied with such review. The undersigned agrees to hold such information in strict confidence and indemnify the Company for any loss, cost or damage incurred by the Company as a result of the breach of such agreement.

         (iii) has been given the opportunity to ask questions of and receive answers from, the Company and the officers of the Company concerning the terms and conditions of the Offering and other matters pertaining to an investment in the Securities, and has been given the opportunity to obtain such additional information necessary to verify the information contained in the Offering Memorandum or that which was otherwise provided in order for it to evaluate the merits and risks of an investment in the Company to the extent the Company and the officers of the Company possess such information or can acquire it without unreasonable effort or expense, and has not been furnished any other Offering literature or prospectus, except as mentioned herein.

         (iv) has determined that the Securities are suitable for him and that he understands and can bear the risks of loss associated with the Company's intended business policies and the implementation thereof.

(d) In making his decision to purchase the Securities herein subscribed for, the undersigned has relied solely upon independent investigations made by him. The undersigned is not relying on the Company with respect to the tax and other economic considerations involved in this investment.

(e) The undersigned represents, warrants and agrees that he will not sell or otherwise transfer the Securities without registration under the Act or an exemption therefrom, and fully understands that he must bear the economic risks of his investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or under securities laws of any states and therefore cannot be resold, pledged, assigned or otherwise disposed of until subsequently registered under the Act and under the applicable securities laws of such states or an exemption from registration is available. Except as set forth herein, the undersigned understands that the Company is under no obligation to register the Securities on his behalf or to assist him in complying with any exemption from such registration under the Act.

(f) If the undersigned is a company, partnership, trust, joint venture, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to make an investment in the Company, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(g) No representation of warranties have been made to the undersigned by the Company, an officer of the Company, or any other persons on behalf of such persons, other than as stated in this Agreement, and no oral or written information furnished to the undersigned or his advisor(s) in connection with the Offering was in any way inconsistent with the information stated in this Agreement or the Company Documents.

(h) Any information which the undersigned has heretofore furnished the Company with respect to its financial position and business experience, including, without limitation, responses to the Investor Suitability Questionnaire, is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to the acceptance of this Agreement by the Company it will immediately furnish such revised or corrected information to the Company.

2.2. Investor Awareness: Risk Factors. The undersigned acknowledges and fully understands the risks and uncertainties of an investment in the Securities. An investment in the Securities is subject to all the risks inherent in business in general and companies in businesses the same or similar to the business of the Company and the additional, unique risks listed below:

(a) No federal or state agency has passed upon the Securities or made any findings or determination as to the fairness of an investment in the Securities.

(b) The undersigned should be fully aware of the long-term nature of his investment in the Company. The Securities are not readily transferable because the Securities have not been registered with the Securities and Exchange Commissions or the agencies of any state. Subscribers may not be able to liquidate their investment quickly and may be unable to find a buyer for the Securities on any reasonable terms. Each subscriber must purchase the Securities for his own account, for investment purposes only and not with a view toward resale or redistribution. Investors who need liquidity in their investment should not invest in the Securities.

(c) The Articles of Incorporation and bylaws of the Company provide that the Company must indemnify the directors and officers of the Company against liabilities sustained by them by reason of their serving as directors or officers of the Company or its affiliates.

(d) The success of the Company will be particularly dependent on the efforts of Curtis A. Swanson.

(e) The Securities offered hereby have not been registered under the Act or any applicable state securities laws, and are being offered and sold in reliance of the exemptions from the registration of the Act (and any applicable state securities laws). The Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and such laws pursuant to registration or exemption therefrom. The Company does not intend to register any of the Securities for resale under the Act (or any applicable state securities laws). Accordingly, no investor should purchase the Securities with funds which he may need to convert to cash in the foreseeable future.

                                    SECTION 3

3.1 Corporate Governance. The Company agrees that (a) upon ten (10) days notice from Investor subsequent to the closing of this Agreement; the Company will cause a single board seat to be made available to a nominee of Investor. The nominee of the majority of the Investor(s) to the board will be added to the vacant board seat within 10 days after nomination by investor and acceptance of nomination by nominee. The investor's nominee will then serve until the next annual meeting of the shareholders at which time Rule 14-A Proxy will be distributed to the shareholders of record of the Company for the election of the board of directors for the following year. At the option of the majority of the Investor(s) and acceptance by nominee this board member would serve as Chairman of the Board during the service period. In addition, the Company warrants and agrees that simultaneously with the closing of the transaction represented hereby that (b) the Board of Directors of the Company will take such action as is necessary to cause Larry Wilson, esq. to replace Carole A. Swanson as Secretary of the Corporation and (c) Stanley L. Swanson will resign as Chief Executive Officer of the Company and Curtis A. Swanson will assume dual roles as President / Chief Operating Officer and acting Chief Executive Officer.

3.2 No Convertibles. The Company represents to DCSP and Investors that upon closing of this transaction there will be no Preferred stock or Convertible Equity securities outstanding of any kind other than typical options and Warrants already disclosed to Investor(s), nor will the Company issue any such instruments in the future without the written consent of the majority of the Investor(s).

3.3 Representation of Stanley L. Swanson Conversion of Rights to Acquire Shares. Stanley L. Swanson agrees that upon the closing of this Agreement he will convert his existing rights granted May 6, 2002 as referenced in the Company's SEC filings under "Related Party Transactions" and through the date of this Agreement for accrued payroll / compensation into the 1,107,356 shares of Common Stock granted there under.

3.4 Representation of Curtis a. Swanson Conversion of Rights to Acquire Shares. Curtis A. Swanson agrees that upon the closing of this Agreement he will convert his existing rights granted May 6, 2002 as referenced in the Company's SEC filings under "Related Party Transactions" and through the date of this Agreement for accrued payroll / compensation into the 1,092,644 shares of Common Stock granted there under.

                                    SECTION 4

4.1. Indemnity: The undersigned hereby agrees to indemnify and hold harmless the Company, and each person, if any, who controls or is controlled by the Company, within the meaning of Section 15 of the Act, against all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to any of the foregoing in connection with this transaction.

4.2. Further Agreements: The undersigned agrees to execute and deliver such other documents and instruments as the Company shall reasonably request.

4.3 Modification: Neither this Agreement nor any provision hereof may be modified, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

4.4 Notices: Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

4.5 Binding Effect: Except as otherwise provided herein, this Agreement shall be binding upon and inure to the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned shall be joint and several, this Agreement and the representations, warranties and acknowledgements herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.


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


4.6 Entire Agreement: This Agreement contains the entire understanding of the parties with regard to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred herein.

4.7 Prohibitions on Cancellation: Assignability: The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, or by applicable law, the undersigned is not entitled to cancel, terminate or revoke this Agreement, and this Agreement shall survive his death or disability or any permitted assignment of his Securities. This Agreement is not transferable or assignable by the undersigned.

4.8 Applicable Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely within such state.

4.9 Gender: All pronouns contained herein and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the parties hereto may require.

4.10 Counterparts: This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one Agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

4.11 Reliance: The representations, warranties, agreements, undertakings and acknowledgements made by the undersigned in this Agreement are made with the intent that they be relied upon by the Company and the officers of the Company in determining the undersigned's suitability as a purchaser of the Securities, and shall survive the acceptance of this subscription by the company.

                         [signatures on following page]

IN WITNESS WHEREOF, the undersigned has (have) executed this Subscription and Investment Representation Agreement on +30.


$
 ---------------------------                         ---------------------------
     (Purchase Payment)                                      (No. of Units)



                        If Subscriber is an Individual:




                                                 -------------------------------
                                                                       Signature


                         If there is a Joint Subscriber
  (Each Joint Subscriber must complete an Investor Suitability Questionnaire)





                                                 -------------------------------
                                                   Signature of Joint Subscriber


                           If Subscriber is an Entity





                                            Name:
                                                 -------------------------------

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:




               Subscription accepted as of                         .
                                          -------------------------

                               RTIN HOLDINGS, INC.

                     By:
                        -------------------------------
                        Name:
                        Title:


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



                                                                       Exhibit A

                               RTIN HOLDINGS, INC.
                              (a Texas corporation)

                       INVESTOR SUITABILITY QUESTIONNAIRE

         This questionnaire is required to ensure that the Offering of the Company's Securities complies with the rules and regulations of the Securities and Exchange Commission ("SEC") and applicable state securities commissions governing non-public offerings. Each investor or joint subscriber must complete an Investor Suitability Questionnaire. All information will be kept confidential.

                                     Part I

1. Name:
         -----------------------------------------------------------------------
         (full legal name of individual, Company, trust, partnership or other entity)

2. Residence Address or Principal Business Address:
                                                     ---------------------------
                        (street and number)

--------------------------------------------------------------------------------
(city, state and zip code)                        (area code) (telephone number)

3. Type of Entity:

   ___      Individual                ___      Partnership
   ___      Trust                     ___      Corporation
   ___      Estate                    ___      Limited Liability Company
   ___      Limited Partnership       ___      Other Group

5. Other states where residence or business address is maintained:



6. Social Security Number or Employer EIN:
                                           -------------------------------------


7. If subscriber is a company, partnership, trust or other entity, please attach a copy of the Articles of Incorporation, Bylaws, Partnership Agreement, Trust Instrument, or other documents showing:

         a.       that the entity is authorized to make this investment, and

         b. that the individual(s) signing the Subscription and the Investment Representation Agreement are authorized to take such action on behalf of the entity.


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


                                     Part II

Please acknowledge that you are an accredited investor by placing your initials on the line(s) next to the descriptions that describe you

____ An individual whose net worth together with that of his spouse exceeds $1,000,000.

____ An individual who had individual income in excess of $200,000 in each of the two most recent years or joint income with that individual's spouse in excess of $300,000 in each of those years who reasonably expects to reach the same income level this year.

____ A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual capacity or fiduciary capacity.

____ A broker or dealer registered pursuant to Section 15 of the Securities Act of 1934.


____ An insurance company as defined in Section 2(13) of the Securities Act.


____ An investment company registered under the Investment Company Act of 1940 or a business development company as defined under Section 2(a)(48) of that Act.

____ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958.

____ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974; if:

         a. The decision to invest in the Company is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor; or

         b. The plan has total assets in excess of $5,000,000; or

         c. The plan is a self-directed plan with investment decisions made solely by persons who are accredited investors.

____ A private business development company as defined as Section 202(a)(22) of the Investment Advisors Act of 1940.

____ A charitable organization described in Section 501(c)(3) of the Internal Revenue Code, Company, or similar business trust or partnership, not formed with the specific purpose of acquiring the securities, with total assets in excess of $5,000,000.

____ A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

____ An entity in which all of the equity owners are accredited investors.


                        PART III INVESTOR SOPHISTICATION

Are you are a "sophisticated investor"?

               ___      YES                       ___      NO

A subscriber may qualify as a sophisticated investor if he is a person who has such knowledge of finance, securities and investments generally, and such experience and skill in investments based on actual participation, as to be aware of and appreciate the risks of investing in the Company and the financial capacity such that an investment in the Company is not material when compared to his total financial capacity. Even though a person lacks the requisite knowledge or experience, he may be eligible to invest in the Company if he is represented by a representative with such knowledge and experience who has not business relationship with the Company and is compensated only by such investor.

If you answered "yes", please provide a personal balance sheet and a description of your personal investments.

If you are represented by a representative on whom you are relying to provide substantial knowledge and experience in connection with this purchase or investment please provide the following information:

         Name:
         Company Name:
         Address:



         Telephone:

         Qualifications:



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



                                PART IV SIGNATURE

--------------------------------------------------------------------------------
               If Subscriber is an Individual or Joint Subscriber:


---------------------------                    ---------------------------------
      Print Name                                           Signature

--------------------------------------------------------------------------------
                           If Subscriber is an Entity


                                           By:
---------------------------                    ---------------------------------
  Print Name of Entity                                Authorized Signatory

---------------------------                    ---------------------------------
     Print Name of                                          Title
  Authorized Signatory
--------------------------------------------------------------------------------
             If Subscriber is Represented by an Investment Advisor:


                                           By:
---------------------------                    ---------------------------------
  Print Name of Entity                                Authorized Signatory

---------------------------                    ---------------------------------
     Print Name of                                          Title
  Authorized Signatory
--------------------------------------------------------------------------------


                                       12